UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   October 15, 2009

MOTORS LIQUIDATION COMPANY

(Exact Name of Registrant as Specified in its Charter)

1-43 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	38-0572515 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 665-3994

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement

ITEM 1.02	Termination of a Material Definitive Agreement

On October 19, 2009, General Motors Company completed a holding company reorganization (the “Reorganization”) pursuant to which all of the outstanding shares of common stock and Series A Fixed Rate Cumulative Perpetual Preferred Stock of the prior General Motors Company, formerly known as NGMCO, Inc. (“Prior GM”), were exchanged on a one-for-one basis for shares of common stock and Series A Fixed Rate Cumulative Perpetual Preferred Stock of a newly organized Delaware corporation (“HoldCo”) that now bears the name General Motors Company.  These new HoldCo securities were issued solely in exchange for the securities of Prior GM in connection with a merger (the “Merger”) effected pursuant to an Agreement and Plan of Merger, dated as of October 15, 2009, by and among Prior GM, HoldCo and GM Merger Subsidiary Inc., a Delaware corporation and indirect wholly-owned subsidiary of Prior GM.  The new HoldCo securities have the same provisions as the corresponding Prior GM securities and are held by HoldCo securityholders in the same class evidencing the same proportional interest in HoldCo as the securityholders held in Prior GM.

In connection with the Reorganization, on October 15, 2009, the equity registration rights agreement (the “Prior Equity Registration Rights Agreement”) that was entered into on July 10, 2009 between Motors Liquidation Company (the “Company”), the United States Department of the Treasury (the “U.S. Treasury”), Prior GM, the UAW Retiree Medical Benefits Trust (the “New VEBA”) and 7176384 Canada Inc. (“Canada Holdings”) with respect to (i) the shares of Prior GM common stock held by each of them, (ii) in the case of the Company and the New VEBA, the warrants to acquire newly issued shares of Prior GM’s common stock held by each of them, and (iii) in the case of the U.S. Treasury, the New VEBA and 7176384 Canada Inc., the shares of Prior GM’s Series A Fixed Rate Cumulative Perpetual Preferred Stock held by each of them, was terminated, and the Company, the U.S. Treasury, HoldCo, New VEBA and Canada Holdings entered into a new equity registration rights agreement dated October 15, 2009 (the “New Equity Registration Rights Agreement”).  The New Equity Registration Rights Agreement is substantially identical to the Prior Equity Registration Rights Agreement, except that the New Equity Registration Rights Agreement relates to the securities of HoldCo rather than Prior GM and contains a provision terminating the Prior Equity Registration Rights Agreement.

In connection with the Reorganization, HoldCo and Prior GM also entered into amended and restated warrant agreements assigning Prior GM’s rights, duties and obligations under the three separate warrant agreements that were originally executed by Prior GM on July 10, 2009 to HoldCo.  The operative provisions of the amended and restated warrant agreements are identical to the original warrant agreements, except that the amended and restated warrant agreements provide that the warrants issued thereunder to the Company and the New VEBA are now exercisable for HoldCo common stock rather than Prior GM common stock.

In connection with the Reorganization, HoldCo also entered into an agreement with the Company and Prior GM relating to that certain Amended and Restated Master Sale and Purchase Agreement, dated as of June 26, 2009, as amended (the “Purchase Agreement”), among the Company, MLCS, LLC (formerly known as Saturn LLC), MLCS Distribution Corporation (formerly known as Saturn Distribution Corporation), MLC of Harlem, Inc.

(formerly known as Chevrolet-Saturn of Harlem, Inc.) and Prior GM, which provides that in the event that Prior GM becomes obligated under the Purchase Agreement to issue any adjustment shares to the Company in the form of Prior GM common stock, HoldCo would instead issue any such adjustment shares to the Company in the form of an equivalent number of shares of HoldCo common stock.

ITEM 9.01	Financial Statements and Exhibits
Number	Description
10.1

Equity Registration Rights Agreement, dated as of October 15, 2009, between General Motors Company, the United States Department of Treasury, 7176384 Canada Inc., the UAW Retiree Medical Benefits Trust and Motors Liquidation Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY (Registrant)

October 21, 2009	By:	/s/ James Selzer
(Date)		James Selzer
Vice President and Treasurer

EXHIBIT INDEX

Number	Description
10.1

Equity Registration Rights Agreement, dated as of October 15, 2009, between General Motors Company, the United States Department of Treasury, 7176384 Canada Inc., the UAW Retiree Medical Benefits Trust and Motors Liquidation Company.